Exhibit 99.1

Quintiles Reports Third Quarter 2013 Results

  Net new business wins over $1.3 billion, up 29% compared to third quarter 2012; Backlog of $9.6 billion at the end of third quarter 2013
  Third quarter diluted adjusted EPS of $0.54 and adjusted net income of $71.9 million, up 20.0% and 36.7%, respectively, compared to third quarter 2012
  Third quarter GAAP reported diluted EPS of $0.50 and GAAP reported net income of $66.8 million, up 13.6% and 28.2%, respectively, compared to third quarter 2012
  Raised full year 2013 adjusted diluted EPS guidance to $2.03 - $2.09 per share
  Board authorized $125 million equity repurchase program

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--October 31, 2013--Quintiles Transnational Holdings Inc. (“Quintiles” or the “Company”) (NYSE:Q) today reported its financial results for the quarter ended September 30, 2013.

For the three months ended September 30, 2013, the Company’s growth in service revenues, excluding the impact of foreign currency fluctuations (“constant currency revenue growth”), was 4.0%, or $36.9 million compared to the same period last year. At actual foreign exchange rates, service revenues grew $19.1 million or 2.1% to $932.7 million compared to the same period last year including an unfavorable foreign currency impact of 1.9%, or $17.8 million. Constant currency revenue growth resulted from growth in the Product Development segment partially offset by a decrease in the Integrated Healthcare Services segment.

Adjusted income from operations was $132.5 million in the third quarter of 2013, representing growth of 20.4% compared to the prior year. The adjusted income from operations margin was 14.2%, representing 220 basis points of expansion compared to the same period last year. Adjusted net income was $71.9 million in the third quarter of 2013, representing growth of 36.7% compared to the same period last year. Diluted adjusted earnings per share was $0.54 in the quarter ended September 30, 2013, representing growth of 20.0% compared to the same period last year. Reported GAAP income from operations was $125.3 million, reported GAAP net income was $66.8 million and reported GAAP diluted earnings per share was $0.50 for the three months ended September 30, 2013. Reconciliations of the non-GAAP measures adjusted income from operations, adjusted net income and diluted adjusted earnings per share to the corresponding GAAP measures are attached to this press release.

Net new business grew 29% and 20% in the three and nine months ended September 30, 2013 to $1.34 billion and $3.60 billion, respectively compared to the same periods last year. The third quarter of 2013 was the fifth sequential quarter of $1.0 billion or more in net new business which has contributed to an ending backlog at September 30, 2013 of $9.6 billion. The book to bill ratio, which represents net new business divided by service revenues during the respective period, was 1.44 for the third quarter 2013 and 1.28 for the nine month period ended September 30, 2013.

“We are pleased with our financial results for the third quarter. We continue to gain market share as reflected in the strength of our net new business and the largest backlog in the industry,” said Tom Pike, Quintiles’ chief executive officer. “It is an indication that our strategy and solutions are relevant to our customers as they address the opportunities and challenges of the changing healthcare landscape. We have further differentiated our service offerings with the acquisition of Novella Clinical in the third quarter, strengthening our capabilities focused on emerging biopharma, oncology and medical devices.”

“We have delivered income from operations margin expansion sequentially and year over year within our Product Development segment while improving the performance of our Integrated Healthcare Services segment as demonstrated by the strong new business wins during the quarter and continued income from operations margin improvement compared to the first quarter of 2013. Our ending cash position improved with the strong cash generated from operations during the quarter. We continue to invest in growth areas of our business to bolster our scientific, therapeutic and data analytics expertise and we are confident that our focus of delivering value to customers translates into value creation for our shareholders.”

The Product Development segment net new business grew 9% for the current quarter and 18% for the nine months ended September 30, 2013 compared to the same periods last year which translates into a book to bill of 1.21 for the third quarter and 1.31 for the nine month period ended September 30, 2013. Product Development’s constant currency revenue growth was 6.3%, or $42.4 million during the third quarter of 2013 compared to the same period last year. At actual foreign exchange rates, Product Development’s service revenues grew 5.5% compared to the same period last year to $714.2 million. The constant currency revenue growth resulted from a volume related increase in core clinical services and global labs partially offset by the continuing wind down of a few large projects. Product Development’s income from operations margin was 19.7% for the third quarter, improving 180 basis points compared to the same period last year.

The Integrated Healthcare Services segment net new business grew 93% for the current quarter and 30% for the nine month period ended September 30, 2013 compared to the same periods last year which translates into a book to bill of 2.19 for the third quarter and 1.20 for the nine months period ended September 30, 2013. On a constant currency basis, Integrated Healthcare Services’ service revenues declined 2.3% or $5.5 million during the third quarter of 2013 compared to the same period last year primarily due to lower new business from the first half of 2013 and negative scope modifications and cancellations. At actual foreign exchange rates, Integrated Healthcare Services’ service revenues declined 7.6%, or $17.9 million, compared to the same period last year to $218.5 million of which $12.4 million or 5.3% was due to unfavorable foreign currency fluctuations. Integrated Healthcare Services’ income from operations margin was 5.3% for the third quarter, improving 10 basis points compared to the same period last year.

General corporate and unallocated expenses were $19.8 million during the third quarter compared to $24.9 million for the same period last year.

Interest expense was $28.8 million during the third quarter compared to $33.5 million for the same period last year.

The GAAP effective income tax rate was 29.1% for the third quarter of 2013 compared to 29.7% for the same period in 2012. The effective income tax rates for the three and nine month periods ended September 30, 2013 were positively impacted by the Company asserting in the second quarter of 2013 that the undistributed earnings of most of the Company’s foreign subsidiaries are indefinitely reinvested outside of the United States.

For the nine months ended September 30, 2013, the Company’s constant currency service revenue growth was 4.2% or $114.0 million compared to the same period in 2012. At actual foreign exchange rates, the Company’s service revenues of $2.8 billion grew 2.1% compared to the same period in 2012, which included an unfavorable foreign currency impact of 2.1% or $56.2 million. Adjusted income from operations for the nine months ended September 30, 2013 was $374.9 million, representing growth of 13.3% and 140 basis points of margin expansion compared to the same period last year. Adjusted net income was $192.5 million for the nine months ended September 30, 2013, representing growth of 19.8% compared to the same period last year. Diluted adjusted earnings per share was $1.53 for the nine months ended September 30, 2013, representing growth of 12.5% compared to the same period last year. Reported GAAP income from operations was $335.3 million, reported GAAP net income was $153.6 million and reported GAAP diluted earnings per share was $1.22 for the nine months ended September 30, 2013.

Recent Events

On October 30, 2013 the Company's Board of Directors approved an equity repurchase program authorizing the repurchase of up to $125 million of either the Company's outstanding shares or vested in-the-money employee stock option awards. The Company intends to use cash on hand to fund the program. The program does not obligate the Company to acquire any particular amount of common stock or stock options, and may be modified, extended, suspended or discontinued at any time. The program does not have an end date.

Financial Guidance

The Company has updated its full year 2013 guidance, which includes service revenues between $3.77 billion and $3.80 billion, representing an expected constant currency growth range of 4.1% to 4.9%, and raised diluted adjusted earnings per share to $2.03 and $2.09 per share, representing growth of 14.7% to 18.1% with diluted GAAP earnings per share between $1.71 and $1.77 per share. The Company has also updated the full year 2013 annual effective income tax rate to approximately 30%. This financial guidance is based on the actual results for the first nine month period of 2013 combined with the expected results for the last quarter of 2013, assuming the September foreign currency exchange rates stay in effect for the remainder of the year and includes the projected impact of the Novella acquisition. The guidance does not reflect the potential impact of any repurchases the Company may make pursuant to our equity repurchase plan.

Webcast & Conference Call Details

Quintiles will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter 2013 financial results. To participate, please dial +1 (855) 484-7367 or +1 (631) 259-7541 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible, live via webcast, on the Investors section of the Quintiles website at www.quintiles.com/investors. An archived replay of the conference call will be available online at www.quintiles.com/investors after 1:00 p.m. EDT on October 31, 2013.

About Quintiles

Quintiles (NYSE: Q) is the world’s largest provider of biopharmaceutical development and commercial outsourcing services with a network of approximately 28,000 employees conducting business in approximately 100 countries. We have helped develop or commercialize all of the top-50 best-selling drugs on the market. Quintiles applies the breadth and depth of our service offerings along with extensive therapeutic, scientific and analytics expertise to help our customers navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes. To learn more about Quintiles, please visit www.quintiles.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of foreign laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company may be unable to successfully identify, acquire and integrate existing businesses, services and technologies; and the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition. For a further discussion of the risks relating to the Company’s business, see “Risk Factors” section in the final prospectus dated May 8, 2013 filed with the Securities and Exchange Commission relating to the Company’s initial public offering and the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes adjusted EBITDA, adjusted income from operations, adjusted income from operations margin, adjusted net income and diluted adjusted earnings per share, each of which is a financial measure not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. These non-GAAP measures are performance measures only and are not measures of the Company’s cash flows or liquidity, nor are they alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the 'Investors' section of the Company’s website at www.Quintiles.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

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QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Service revenues	$932,727	$913,588	$2,804,400	$2,746,537
Reimbursed expenses	263,112	285,986	915,960	840,388
Total revenues	1,195,839	1,199,574	3,720,360	3,586,925

Costs, expenses and other:
Costs of revenue, service costs	600,694	612,106	1,829,469	1,830,891
Costs of revenue, reimbursed expenses	263,112	285,986	915,960	840,388
Selling, general and administrative	199,573	192,780	627,713	602,119
Restructuring costs	7,201	(434)	11,897	11,519
Income from operations	125,259	109,136	335,321	302,008

Interest income	(1,119)	(848)	(2,356)	(1,595)
Interest expense	28,756	33,513	96,682	95,988
Loss on extinguishment of debt	—	—	16,543	—
Other expense (income), net	3,224	3,850	1,378	(4,728)
Income before income taxes and equity in (losses) earnings of unconsolidated affiliates	94,398	72,621	223,074	212,343
Income tax expense	27,459	21,542	68,407	73,351
Income before equity in (losses) earnings of unconsolidated affiliates	66,939	51,079	154,667	138,992
Equity in (losses) earnings of unconsolidated affiliates	(355)	896	(1,574)	2,803
Net income	66,584	51,975	153,093	141,795
Net loss attributable to noncontrolling interests	185	123	502	777
Net income attributable to Quintiles Transnational Holdings Inc.	$66,769	$52,098	$153,595	$142,572

Earnings per share attributable to common shareholders:
Basic	$0.52	$0.45	$1.25	$1.23
Diluted	$0.50	$0.44	$1.22	$1.21

Weighted average common shares outstanding:
Basic	128,923	115,691	122,467	115,723
Diluted	133,267	117,835	126,195	117,679

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(unaudited)
	(in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$609,710	$567,728
Restricted cash	3,317	2,822
Trade accounts receivable and unbilled services, net	895,345	745,373
Prepaid expenses	42,116	33,354
Deferred income taxes	69,552	69,038
Income taxes receivable	16,373	17,597
Other current assets and receivables	80,773	74,082
Total current assets	1,717,186	1,509,994

Property and equipment, net	197,393	193,999
Investments in debt, equity and other securities	38,086	35,951
Investments in and advances to unconsolidated affiliates	23,345	19,148
Goodwill	412,459	302,429
Other identifiable intangibles, net	310,191	272,813
Deferred income taxes	32,434	37,313
Deposits and other assets	110,927	127,506
Total assets	$2,842,021	$2,499,153

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$758,641	$751,798
Unearned income	510,997	456,587
Income taxes payable	25,854	9,639
Current portion of long-term debt and obligations held under capital leases	4,091	55,710
Other current liabilities	34,800	44,230
Total current liabilities	1,334,383	1,317,964

Long-term debt and obligations held under capital leases, less current portion	2,042,029	2,366,268
Deferred income taxes	16,606	11,616
Other liabilities	160,975	162,349
Total liabilities	3,553,993	3,858,197
Commitments and contingencies
Shareholders’ deficit:
Common stock and additional paid-in capital, 300,000 and 150,000 shares authorized at September 30, 2013 and December 31, 2012, respectively, $0.01 par value, 128,929 and 115,764 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	510,102	4,554
Accumulated deficit	(1,218,177)	(1,371,772)
Accumulated other comprehensive (loss) income	(3,892)	7,695
Deficit attributable to Quintiles Transnational Holdings Inc.’s shareholders	(711,967)	(1,359,523)
Equity attributable to noncontrolling interests	(5)	479
Total shareholders’ deficit	(711,972)	(1,359,044)
Total liabilities and shareholders’ deficit	$2,842,021	$2,499,153

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2013	2012
	(in thousands)
Operating activities:
Net income	$153,093	$141,795

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	76,950	72,717
Amortization of debt issuance costs and discount	16,944	5,689
Share-based compensation	16,960	13,729
(Gain) loss on disposals of property and equipment, net	(504)	292
Loss (earnings) from unconsolidated affiliates	1,454	(2,735)
(Benefit from) provision for deferred income taxes	(15,883)	2,525
Excess income tax benefits on stock option exercises	(145)	(380)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(74,533)	(66,253)
Change in other operating assets and liabilities	7,574	8,348
Net cash provided by operating activities	181,910	175,727

Investing activities:
Acquisition of property, equipment and software	(77,939)	(49,353)
Acquisition of businesses, net of cash acquired	(144,970)	(43,197)
Proceeds from disposition of property and equipment	1,333	1,876
Purchases of equity securities and other investments	—	(13,365)
Investments in and advances to unconsolidated affiliates, net of payments received	(5,944)	(12,901)
Other	(471)	(2,729)
Net cash used in investing activities	(227,991)	(119,669)

Financing activities:
Proceeds from issuance of debt, net of costs	—	287,790
Repayment of debt and principal payments on capital lease obligations	(385,807)	(17,304)
Issuance of common stock, net of costs	489,560	1,000
Exercise of stock options	364	350
Repurchase of common stock	—	(12,920)
Excess income tax benefits on stock option exercises	145	380
Dividends paid to common shareholders	—	(326,148)
Net cash provided by (used in) financing activities	104,262	(66,852)

Effect of foreign currency exchange rate changes on cash	(16,199)	805

Increase (decrease) in cash and cash equivalents	41,982	(9,989)
Cash and cash equivalents at beginning of period	567,728	516,299
Cash and cash equivalents at end of period	$609,710	$506,310

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SEGMENT OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Service revenues
Product Development	$714,244	$677,215	$2,144,721	$2,025,700
Integrated Healthcare Services	218,483	236,373	659,679	720,837
Total service revenues	932,727	913,588	2,804,400	2,746,537

Costs of revenue, service costs
Product Development	426,094	419,093	1,296,996	1,252,339
Integrated Healthcare Services	174,600	193,013	532,473	578,552
Total costs of revenue, service costs	600,694	612,106	1,829,469	1,830,891

Selling, general and administrative expenses
Product Development	147,534	136,890	438,341	420,960
Integrated Healthcare Services	32,221	30,986	96,792	95,355
General corporate and unallocated expenses	19,818	24,904	92,580	85,804
Total selling, general and administrative expenses	199,573	192,780	627,713	602,119

Income from operations
Product Development	140,616	121,232	409,384	352,401
Integrated Healthcare Services	11,662	12,374	30,414	46,930
General corporate and unallocated expenses	(19,818)	(24,904)	(92,580)	(85,804)
Restructuring costs	(7,201)	434	(11,897)	(11,519)
Total income from operations.	$125,259	$109,136	$335,321	$302,008

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Adjusted EBITDA
Net income, as reported	$66,584	$51,975	$153,093	$141,795
Interest expense, net	27,637	32,665	94,326	94,393
Income tax expense	27,459	21,542	68,407	73,351
Depreciation and amortization	27,324	25,727	76,950	72,717
Restructuring costs	7,201	(434)	11,897	11,519
Incremental share-based compensation expense (1)	—	—	—	4,459
Bonus paid to certain holders of stock options	—	—	—	8,912
Management fees (2)	—	1,334	27,694	3,974
Loss on extinguishment of debt	—	—	16,543	—
Other expense (income), net	3,224	3,850	1,378	(4,728)
Equity in (earnings) losses from unconsolidated affiliates	355	(896)	1,574	(2,803)
Adjusted EBITDA	$159,784	$135,763	$451,862	$403,589

Adjusted Income from Operations
Income from operations, as reported	$125,259	$109,136	$335,321	$302,008
Restructuring costs	7,201	(434)	11,897	11,519
Incremental share-based compensation expense (1)	—	—	—	4,459
Bonus paid to certain holders of stock options	—	—	—	8,912
Management fees (2)	—	1,334	27,694	3,974
Adjusted income from operations	$132,460	$110,036	$374,912	$330,872

Adjusted Net Income
Net income, as reported	$66,584	$51,975	$153,093	$141,795
Net loss attributable to noncontrolling interests	185	123	502	777
Restructuring costs	7,201	(434)	11,897	11,519
Incremental share-based compensation expense (1)	—	—	—	4,459
Bonus paid to certain holders of stock options	—	—	—	8,912
Management fees (2)	—	1,334	27,694	3,974
Loss on extinguishment of debt	—	—	16,543	—
Tax effect of adjustments (3)	(2,032)	(358)	(20,303)	(10,825)
Other income tax adjustments (4)	—	—	3,057	—
Adjusted net income	$71,938	$52,640	$192,483	$160,611

Diluted weighted average common shares outstanding	133,267	117,835	126,195	117,679
Diluted adjusted earnings per share	$0.54	$0.45	$1.53	$1.36

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(unaudited)

(1) Incremental expense incurred for repricings of share-based awards. The amount represents only the incremental amount of share-

    based compensation expense incurred in the quarter that the repricing occurred.

(2) Management fees were previously paid to affiliates of certain of the Company’s shareholders pursuant to a management agreement.

    The nine month period ended September 30, 2013 includes a $25.0 million fee paid in connection with the termination of the management agreement.

(3) The tax effect of adjustments was based on the respective transactions income tax rate, which was 38.5%, with the exception of restructuring costs which were tax effected at 27.5% in the 2013 periods and 36.0% in the 2012 periods.

(4) Other income tax adjustments remove the impact of certain discrete adjustments on the Company’s income tax expense. The

    Company’s effective income tax rate in the 2013 periods was impacted by the Company’s change in assertion regarding the undistributed earnings of most of the Company’s foreign subsidiaries, which are now considered to be indefinitely reinvested outside of the United States. As a result of the assertion change, in the second quarter of 2013, we recorded an $8.1 million discrete income tax benefit to reverse the deferred income tax liability previously recorded on undistributed foreign earnings. In addition, in the second quarter of 2013, the Company settled certain intercompany notes that had previously been considered long term investments, which resulted in an $11.2 million discrete income tax expense.

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(unaudited)

Reconciliation of GAAP to Non-GAAP Full Year 2013 Guidance

Adjusted Net Income and Diluted Adjusted Earnings Per Share	Adjusted Net Income			Diluted Adjusted Earnings Per Share
	(in millions, except per share data)
	Low		High	Low		High
Net income and diluted earnings per share	$218	–	$226	$1.71	–	$1.77
Restructuring costs	15	–	15	0.12	–	0.12
Management fees	28	–	28	0.22	–	0.22
Loss on extinguishment of debt	17	–	17	0.13	–	0.13
Tax effect of adjustments	(21)	–	(21)	(0.17)	–	(0.17)
Other income tax adjustments	3	–	3	0.02	–	0.02
Adjusted net income and diluted adjusted earnings per share	$260	–	$268	$2.03	–	$2.09

(1) The tax effect of adjustments is based on the respective transaction’s income tax rate, which is 38.5% with the exception of restructuring costs which are tax effected at approximately 28.0%.

CONTACT:
Quintiles
Phil Bridges, 919-998-1653
Media Relations
phil.bridges@quintiles.com
Mobile: 919-457-6347
or
Karl Deonanan, 919-998-2789
Investor Relations
InvestorRelations@quintiles.com